UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 11, 2026

RADNOSTIX, INC.

(Exact name of registrant as specified in its charter)

Texas	0-22923	74-2763837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4137 Commerce Circle
Idaho Falls, ID 83401
(Address of Principal Executive Offices) (Zip Code)

208-524-5300
Registrant’s telephone number, including area code: (505) 438-2576

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Agreement.

On March 16, 2026, Radnostix, Inc. (formerly International Isotopes, Inc., “RNX” or the “Company”), announced a mutual termination on March 11, 2026 of an Asset Purchase Agreement (the “APA”) dated February 8, 2024 that was entered into between RNX and its wholly-owned subsidiary International Isotopes Fluorine Products, Inc. (together with RNX, the “Seller”) and American Fuel Resources, LLC (“AFR”). The APA set forth the terms pursuant to which the Company agreed to sell to AFR all the assets and certain specified liabilities of the Company’s depleted uranium deconversion and fluorine extraction plant (the “DUF6 Plant”), subject to the terms and conditions set forth in the APA. The APA provided that it may be terminated, among other things, upon mutual written consent by the parties to the APA.

AFR contacted the Company requesting a 1-year extension due to AFR being unable to make payment of the balance of the purchase price by March 31, 2026 (the “Outside Date”) in order to meet the Condition to Seller’s Obligations (as defined and set forth in Section 6.02(c) of the APA). The parties were in the final stages of the U.S. Nuclear Regulatory Commission (the “NRC”) consent process to receive NRC consent to transfer; however, the parties mutually agreed to withdraw the application and terminate the APA.

AFR already made a non-refundable $50,000 Prepayment and twelve non-refundable NRC Extension Fee payments totaling $120,000 and was to pay an additional $12,450,000 at closing (as such capitalized terms are defined in the APA). Closing of the transaction was subject to certain closing conditions, including (i) transfer of the NRC license related to the DUF6 Plant (the “NRC License Transfer”) and (ii) transfer of Purchased Assets (as defined in the APA), which includes licenses, patents, agreements, and other records of the DUF6 Plant.

The Company decided it was in the best interest of the shareholders to regain control of the assets as we believe they have appreciated in value since entering the APA and the Company had low confidence that AFR would be able to secure funding to close the deal by the requested extension date. The Company will evaluate all possible options for the DUF6 Plant and related assets.

The Company previously disclosed in its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025, the expected financial and operational impacts associated with the APA. Because the agreement has been terminated, none of the previously disclosed anticipated results of the APA will occur. Specifically, the Company will not receive the balance of the purchase price, will not recognize a gain on the sale of assets, will not use proceeds to repay various long-term notes, and will not realize the previously disclosed anticipated impacts on cash, assets, liabilities, operating costs, or future financing flexibility.

Item 8.01 Other Events.

On February 19, 2026, the Company, which is a manufacturer of its Generic Sodium Iodide I-131, discovered during an internal audit that specific lots of our Dibasic Sodium Phosphate Capsules that may be provided with our Generic Sodium Iodide I-131 kits manufactured between 2022 and 2025 may be out of specification due to final capsule weight. The Company initiated a voluntary recall of specific lots of our Dibasic Sodium Phosphate Capsules shipped between August 19, 2024 to February 17, 2026. The Company has notified affected pharmacies, clinics, and veterinarians of the voluntary recall. The recall is being conducted with the knowledge of the U.S. Food and Drug Administration (the “FDA”). This disclosure on a Form 8-K is voluntary and not because a materiality threshold has been met to date.

While it is too early to ascertain the total cost and materiality of the voluntary recall, the Company expects to record a one-time charge of approximately $75,000 to its 4th quarter 2025 results for cost of products related to write-off of impacted Company capsule inventory and a one-time charge of approximately $50,000 to its first quarter cost of products related to refunds to certain customers. The Company will likely incur additional costs related to the recall in 2026 which are currently estimated to be approximately $75,000 in new capsule inventory and $25,000 to $75,000 a week in lost revenue. The Company believes the impact from the recall will not extend beyond the 2nd quarter. The Company does not believe that its first quarter business was impacted by the recall beyond the impacts addressed above. The Company continues to provide Generic Sodium Iodide I-131, which was not impacted, and does not anticipate the recall will materially impact its ability to provide Generic Sodium Iodide I-131 to its practitioner partners or the ability of practitioners to service patients. More details on the potential financial impact of this event will be provided when the Company reports its fourth quarter results, or sooner if we deem material.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s current expected financial impact from the termination of the APA, the estimated value of the DUF6 Plant and related assets, the voluntary recall of product and the financial impact of the recall. Actual results could differ materially from management's expectations, plans or projections. Certain risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC) on March 3, 2025 and in the other reports we file with the SEC. These factors describe some but not all of the factors that could cause actual results to differ significantly from management’s expectations. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are urged, however, to review the risks and other factors set forth in the reports that we file from time to time with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release regarding Mutual Termination of Asset Purchase Agreement dated March 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	INTERNATIONAL ISOTOPES INC.

	By:	/s/ Shahe Bagerdjian
	Name:	Shahe Bagerdjian
	Title:	President and Chief Executive Officer